UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

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INTERMEC, INC.
(Name of Registrant as Specified In Its Charter)

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Intermec, Inc.

Annual Meeting of Stockholders

May 25, 2011

Supplemental Soliciting Material

Explanatory Note:

Commencing on or about May 17, 2011, Intermec, Inc. (the “Company”) is sending this information to certain stockholders and is using it to communicate with stockholders about the upcoming Annual Meeting of Stockholders.  For more information, see our 2011 Proxy Statement.  Our 2011 Proxy Statement and Annual Report may be viewed online at www.proxyvote.com.  This supplemental material to the 2011 Proxy Statement should be read together with the Proxy Statement.  The information contained in this supplemental material modifies or supersedes any inconsistent material contained in the 2011 Proxy Statement.

We urge you to vote “FOR” Proposal 3 and “FOR” Proposal 5 in the 2011 Proxy Statement.

Recently, we mailed or made available to our stockholders proxy materials in connection with our Annual Meeting of Stockholders to be held on May 25, 2011.  On or about May 10, 2011, we also sent supplemental soliciting material to certain stockholders to solicit support for Proposal 3, Advisory Vote on Compensation of Our Named Executive Officers (the “Say on Pay Proposal”) and Proposal 5, Approval of Amendment to the Intermec, Inc. 2008 Omnibus Incentive Plan (“2008 Plan Proposal”), which will have the effect of replenishing the shares available under the 2008 Omnibus Incentive Plan.

Following our review of the recent ISS Proxy Advisory Services (“ISS”) analysis of the matters to be acted on at the Annual Meeting of Stockholders and in an effort to be responsive to our stockholders, we have taken the actions described below with respect to the Say on Pay Proposal and the 2008 Plan Proposal.

Please note that an “Abstain” vote on Proposal 3 or Proposal 5 will have the same effect as a vote “Against” the proposal.  Your vote “For” each of these proposals is important.  If you have already voted “Against” or “Abstain” on either of these proposals, we urge you to reconsider and to submit a new vote “FOR” both Proposal 3 and Proposal 5.

PROPOSAL 3:  Approval of Say on Pay Proposal

Our Board of Directors and its Compensation Committee firmly believe that Intermec is a pay-for-performance company.  Following the filing of our 2011 Proxy Statement, we have had conversations with certain stockholders and other interested parties regarding our executive compensation program.  In accordance with the Company's equity granting practices, performance share unit awards are typically granted in the first quarter of the year and the remaining portion of the equity is granted in the second quarter of the year.  After review of input from stockholders and other interested parties, the Compensation Committee has committed to the following action with respect to equity awards to our CEO for 2011:

●
The Compensation Committee will ensure that at least 50% of the equity normally granted to our CEO for 2011 (based on the number, not value, of shares) will consist of awards that vest based on the achievement of specified performance goals.  In addition to the performance share unit award granted to our CEO in March 2011, the Compensation Committee will grant performance-vested restricted stock units (“PVRSUs”) that will require achievement of business operating profit before interest and taxes (“BOP”) of 1.5% of revenue for the year ending December 31, 2011, subject to further time vesting if the performance goal is met.  For purposes of attainment against the performance target, BOP attained will be calculated excluding charges related to specified non-recurring events that are not reflective of the performance of the ongoing business.  If the performance goal is not met for the year, the PVRSUs will automatically be forfeited.  The remaining 50% of the equity granted to our CEO for 2011 will consist of restricted stock units that vest solely based on continued employment.

●
If the performance goal is achieved for the year ending December 31, 2011, the PVRSUs will vest 33% on the first and second anniversaries of the date of grant, and 34% on the third anniversary of the date of grant.  We anticipate that the PVRSUs will be awarded at our Compensation Committee meeting scheduled for May 24, 2011.  Except for the threshold performance vesting requirement, the PVRSUs will otherwise have the same terms and conditions as the restricted stock units which we customarily grant.

●	For equity grants to our named executive officers in future years, 50% of the number of shares granted will be subject to performance goals with a multi-year basis.

We believe this commitment by our Compensation Committee addresses the concerns, including those raised in the ISS analysis, with respect to Proposal 3 and reflects the continued commitment of our Board and Compensation Committee to pay-for-performance principles.

We urge you to vote “FOR” Proposal 3, our Say on Pay Proposal.

If you have voted or hereafter vote your shares by proxy “FOR” approval of Proposal 3, such vote will constitute a vote for approval of Proposal 3, supplemented as described above.

PROPOSAL 5:  Approval of Amendment to the Intermec, Inc. 2008 Omnibus Incentive Plan, as described in this Supplemental Soliciting Material

After review of input from shareholders and other interested parties with respect to the 2008 Plan Proposal, the Company has now amended Section 4.1 of the 2008 Omnibus Incentive Plan, as proposed to be amended at the Annual Meeting of Stockholders (the “2008 Plan”), to reduce the number of shares stockholders are being requested to approve for issuance under the 2008 Plan.  As amended, we are asking that stockholders approve an increase of 1,950,000 additional shares for the 2008 Plan at the Annual Meeting of Stockholders, not the 2,350,000 shares initially requested.  We believe this reduction in the requested share increase to the 2008 Plan effectively addresses the concerns, including those raised in the ISS analysis, with respect to Proposal 5.  A copy of the complete text of the 2008 Plan, as proposed to be amended (including the reduced share increase described herein) is included in Appendix A to this supplemental soliciting material.

Approval of Proposal 5 is important to the pursuit of our strategic initiatives.  Equity compensation is a critical tool for attracting and retaining executive talent and aligning our executives’ incentives with the interests of our stockholders.  To continue providing appropriate equity incentives to our management team in the pursuit of our strategic initiatives, we need to replenish the number of shares authorized under the 2008 Plan.

If Proposal 5 is not approved by stockholders, we anticipate that within twelve months we may not have enough shares to fund our normal equity grants to employees, or grants for new hires.  This estimate takes into account the increase in our employee count as a result of our acquisition of Vocollect, Inc. in March 2011.  Lack of available equity will severely limit our ability to attract, retain and motivate individuals integral to achieving our business objectives.  However, if Proposal 5 is approved and the number of shares authorized under the 2008 Plan is increased, the Company believes it will have the flexibility to continue to provide appropriate equity incentives over the next three years.

We urge you to vote “FOR” Proposal 5, our 2008 Plan Proposal, amended as described above.

If you have voted or hereafter vote your shares by proxy “FOR” approval of Proposal 5, such vote will constitute a vote “FOR” approval of Proposal 5, amended as described above.

Your vote is important.  As a reminder, the Annual Meeting of Stockholders will be held on Wednesday, May 25, 2011, so we appreciate your timely consideration of our request.

●
If you vote by telephone or on the Internet and wish to change your vote, you should call the toll-free number or go to the Internet site, whichever method you used earlier, and follow the directions for changing your vote.  Broadridge Financial Solutions’ telephone and Internet voting sites for Intermec’s 2011 Annual Meeting will close at 11:59 p.m., Eastern time, on May 24, 2011.

●	If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as set forth in the voting instruction form.

Please make sure that your Intermec shares are voted at our Annual Meeting of Stockholders on May 25, 2011.  Thank you.

Forward Looking Statements.  Statements made in this filing and related statements that express our intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. Such forward-looking statements include, without limitation, statements about attainment of performance goals by any of our executives, equity grants to our executives, our intention to repurchase shares of our common stock, our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the current or any future period, our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement or growth, effectively integrate acquired businesses, and similar estimates, expectations and results. These statements represent beliefs and expectations only as of the date they were made and may include statements regarding action to be taken by third parties or by us. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual actions or results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports to be filed with the Securities and Exchange Commission, including, but not limited to, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K.

APPENDIX A

INTERMEC, INC.

2008 OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective _________, 2011)

SECTION 1.  PURPOSE

The purpose of the Intermec, Inc. 2008 Omnibus Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company's stockholders.

SECTION 2.  DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.  ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (or any successor definition adopted by the Securities and Exchange Commission), an "outside director" within the meaning of Section 162(m), and an "independent director" as defined under the New York Stock Exchange listing standards.

3.2	Delegation

Notwithstanding the foregoing, the Board or the Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 15 of the Plan.  Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.  Further notwithstanding the foregoing, all discretionary (i.e., non-formulaic) Awards to "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (or any successor definition adopted by the Securities and Exchange Commission) shall be granted or administered by a committee comprised solely of "independent directors" as defined under the New York Stock Exchange listing standards. All references in the Plan to the "Committee" shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3	Administration and Interpretation by Committee

(a)        Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3 of the Plan; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan, including as described in Section 17.6 of the Plan; (x) delegate ministerial duties to such of the Company's employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)        In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 14, (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

(c)        The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's reduction in hours of employment or service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors or executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be final.

(d)        Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.  A majority of the members of the Committee may determine its actions.

SECTION 4.  SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the aggregate maximum  number of shares of Common Stock available for issuance under the Plan shall be:

(a)        5,600,000 shares; plus

(b)        (i) any authorized shares not issued or subject to outstanding awards under the Company's 2004 Omnibus Incentive Compensation Plan, the 2002 Director Stock Option and Fee Plan, the 2001 Stock Incentive Plan and the 1999 Stock Incentive Plan (the "Prior Plans") as of the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plans as of the Effective Date that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 4,764,363 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a)        Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant.  If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan.  Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan.  The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)        The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)        Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan.  Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan.  In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity's stockholders, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company immediately prior to such acquisition or combination.  In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)        Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5.  ELIGIBILITY

An Award may be granted to any employee, officer, director, consultant, agent, advisor or independent contractor of the Company or a Related Company whom the Committee from time to time selects.  The foregoing are "Eligible Persons."

SECTION 6.  AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Such Awards may be granted either alone or in addition to or in tandem with any other type of Award.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the instrument evidencing the Award at the time of grant or as otherwise permitted by Section 409A.  If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A.

6.4	Dividends and Distributions

(a)        Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock  underlying an Award in a manner determined by the Committee in its sole discretion.   The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.  The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.  Notwithstanding the foregoing, if any Award for which dividend equivalents have been granted has its vesting, payment or grant dependent upon the achievement of one or more performance goals, then the dividend equivalents shall accrue and only be paid to the extent the Award becomes vested or payable.

(b)        Notwithstanding the foregoing Section 6.4(a), the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A.  Furthermore, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (a) be paid at the same time they are paid to other stockholders and (b) comply with or qualify for an exemption under Section 409A.

SECTION 7.  OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and not less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.  For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code.

7.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a stock option exercise agreement or notice, in a form and in accordance with procedures established by the Company, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 12.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)        cash;

(b)        check or wire transfer;

(c)        having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)        tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)        so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of  proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board (i.e., a "cashless" exercise); or

(f)        such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements under Section 409A.

If the exercise of the Option following a Participant's Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company's insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option Expiration Date and (b) the expiration of a period of three months (or such other period of time as determined by the Committee in its sole discretion) after the Participant's Termination of Service during which the exercise of the Option would not be in violation of the Securities Act or the Company's insider trading policy requirements.

7.7	Incentive Stock Option Limitations

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.  Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options.  To the extent the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under the Code), such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  If any Participant shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition.

SECTION 8.  STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion.  An SAR may be granted in tandem with an Option ("tandem SAR") or alone ("freestanding SAR").  The grant price of a tandem SAR shall be equal to the exercise price of the related Option.  The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2.  An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:  (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised.  At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3	Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements under Section 409A.

SECTION 9.  STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 12 and applicable securities laws, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock.  Any fractional shares subject to such Awards shall be paid to the Participant in cash.

SECTION 10.  PERFORMANCE AWARDS

10.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.  Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

Subject to Section 15 and Section 17.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.  Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

Subject to Section 15 and Section 17.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 11.  OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 12.  WITHHOLDING

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations") to the extent such amounts are not "deferred compensation" within the meaning of Section 409A or to the extent such offset is permitted by Section 409A.  The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company or a Related Company, as applicable, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.  To the extent required to avoid adverse financial accounting consequences to the Company or a Related Company, the value of the shares so withheld or tendered may not exceed the employer's minimum required tax withholding rate.

SECTION 13.  ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution; provided, however, that to the extent permitted by the Company, the Participant may designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death.  During a Participant's lifetime, an Award may be exercised only by the Participant.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 14.  ADJUSTMENTS
14.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities set forth in Section 15.4; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.  Also notwithstanding the foregoing, a Change of Control shall not be governed by this Section 14.1 but shall be governed by Section 14.2.

14.2	Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement or policy between the Participant and the Company or a Related Company, in the event of a Change of Control:

(a)        If an Award (other than Awards identified in Section 14.2(b) below) continues after a Change of Control, the Award, including any Award that results from the conversion, assumption or replacement of the Award in connection with the Change of Control, shall not become fully and immediately vested and exercisable, and all applicable restriction limitations or forfeiture provisions shall not lapse, immediately prior to the Change of Control; provided, however, that such Awards shall become fully and immediately vested and exercisable or payable if, in connection with or within two years after the Change of Control, the Participant's employment is terminated by the Company or a Successor Company without Cause or if the Participant terminates his or her employment for Good Reason.

For the purposes of this Section 14.2(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Change of Control the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.  The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)        The target payout opportunities attainable under all outstanding Stock Awards and Stock Units with restrictions based on performance criteria, Performance Shares, and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, except that if more than 50% of the applicable performance period has elapsed as of the effective date of a Change of Control, the Award shall be deemed to have been earned based on the actual performance attained as of the effective date of the Change of Control, and, in either case, such Awards shall be paid within 60 days following the effective date of the Change of Control.

(c)        Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change of Control that is a Business Combination that a Participant's outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment  equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d)        For the avoidance of doubt, nothing in this Section 14.2 requires all outstanding Awards to be treated similarly.

14.3	Further Adjustment of Awards

Subject to Section 14.2, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

14.4	No Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

14.6	Section 409A

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered "deferred compensation" within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 14 to Awards that are not considered "deferred compensation" subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 15.  SECTION 162(m) PROVISIONS

15.1	Terms of Section 162(m) Awards Generally

Notwithstanding any other provision of the Plan, the Compensation Committee may, at the time of grant of an Award to a Participant who is then a Covered Employee or is likely to be a Covered Employee as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for performance-based compensation under Section 162(m).  With respect to each such Award (other than an Option or Stock Appreciation Right), the Compensation Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 15.2.  Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).  Awards subject to this Section 15.1 shall also be subject to the limits set forth in Section 15.4.

15.2	Performance Criteria

If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any affiliate or business unit of the Company, as reported or calculated by the Company:  net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added ("CVA"); or market or economic value added ("EVA") (together, the "Performance Criteria").

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other companies.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:  (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) gains and losses on asset sales.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m), or any successor provision thereto.

15.3	Compensation Committee Certification and Authority

After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 15.  Notwithstanding any provision of the Plan other than Section 14, with respect to any Award that is subject to this Section 15, the Compensation Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based" compensation with the meaning of Section 162(m).

15.4	Maximum Awards

Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 15 in any thirty-six month period with respect to more than 2,250,000 shares of Common Stock for such Awards, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 15 granted to any Covered Employee in any one calendar year is $5,000,000.

SECTION 16.  AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board.  Subject to Section 16.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

16.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date.  After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board and (b) the Effective Date.

16.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 17.  GENERAL

17.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

17.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3	Indemnification

Each person who is or shall have been a member of the Board or the Compensation Committee, or a committee of the Board or an officer of the Company to whom authority to administer the Plan was delegated in accordance with Section 3.2 of the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5	Compliance with Laws and Regulations

(a)        In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code, although the Company makes no representations that Options granted as Incentive Stock Options will maintain such qualification.

(b)        The Plan and Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options and stock appreciation rights under Treasury Regulation Section 1.409A-1(b)(5), or otherwise.  To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any such Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A.  Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Committee makes no representations or warranties that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.  No provision of the Plan or any Award shall be interpreted or construed to transfer any liability resulting from or arising out of any such consequences from a Participant or any other individual to the Company or any of its Related Companies.  Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A.  In addition, if the Participant is a "specified employee," within the meaning of Section 409A(2)(B)(i), then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of (i) the date that is six months following the Participant's separation from service or (ii) the Participant's death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

17.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee shall have the authority to adopt, amend or rescind such modifications, procedures or subplans under the Plan as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or where Participants may reside.

17.7	Award Rescission or Recoupment

Notwithstanding any other provision of the Plan to the contrary, any Award granted, or amount payable or paid hereunder, shall be subject to potential cancellation, rescission, payback, recoupment or other action in accordance with the terms of the Company's clawback policy, as then in effect and as it may be amended from time to time (the "Policy"), to the extent that the Policy applies to such Award or amount (including a Policy implemented or amendments made thereto after the grant of an Award to a Participant).  By accepting an Award or the payment of any amount under the Plan, a Participant, as a condition to grant of such Award or payment thereunder, shall be subject to such Policy and shall agree to execute all consents and other documentation necessary to effectuate the Company's application, implementation and enforcement of (a) the Policy and any future amendment of the Policy or adoption or amendment of similar policies that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of Awards or compensation by the Company, pursuant to which the Company may take such actions as are permitted under the Policy or any similar policy (as applicable to any Participant) or applicable law without further consent or action being required by such Participant.  To the extent that the terms of this Plan and the Policy conflict, then the terms of such Policy shall govern.

17.8	No Trust or Fund

The Plan is intended to constitute an "unfunded" plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.9	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.10	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.11	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.  Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

SECTION 18.  EFFECTIVE DATE

The effective date (the "Effective Date") is the date on which the Plan is approved by the stockholders of the Company.  If the stockholders of the Company do not approve the Plan within 12 months after, as applicable, (i) the Board's initial adoption of the Plan or (ii) the Board's approval of any amendment to the Plan that requires stockholder approval for purposes of Section 422 of the Code, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options 12 months after the required date of such stockholder approval.

Appendix A to 2008 Omnibus Incentive Plan

Definitions

As used in the Plan,

"Acquired Entity" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

"Award" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

"Board" means the Board of Directors of the Company.

"Business Combination" has the meaning set forth in the definition of "Change of Control."

"Cause," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

"Change of Control," unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement or policy between the Participant and the Company or a Related Company, shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)        An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities:  (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) set forth in subsection (c) of this definition of "Change of Control"; or

(b)        During any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such period whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board  shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or

(c)        The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); excluding, however, such a Business Combination pursuant to which

(i)        all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination shall beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)        no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Business Combination) shall beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and

(iii)        at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)        The consummation of a complete liquidation or dissolution of the Company.

"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

"Committee" has the meaning set forth in Section 3.2.

"Common Stock" means the common stock, par value $.01 per share, of the Company.

"Company" means Intermec, Inc., a Delaware corporation.

"Compensation Committee" means the Compensation Committee of the Board.

"Covered Employee" means a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

"Disability," unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means permanent and total disability as determined for purposes of the Company's Long-Term Disability Plan or such other plan under which the Participant is covered.  Notwithstanding the foregoing, with respect to Incentive Stock Options, "Disability" shall have the meaning attributed to that term for purposes of Section 422 of the Code.

"Effective Date" has the meaning set forth in Section 18.

"Eligible Person" means any person eligible to receive an Award as set forth in Section 5.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means the closing price for the Common Stock on any given date during regular session trading on the New York Stock Exchange, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.  In the absence of an established market for the Common Stock, Fair Market Value shall be determined in good faith by the Committee.  Notwithstanding the preceding, for federal, state, and local income tax withholding and reporting purposes and for such other purposes as the Committee deems appropriate, Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

"Good Reason," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement or policy between the Participant and the Company or a Related Company, means "good reason" within the meaning of the safe harbor under Section 1.409A-1(n)(2)(ii) of the Treasury Regulations promulgated under Section 409A, providing that:

(a)        Separation from service must occur within two years following the initial existence of one or more of the following conditions arising without the consent of the Participant: (i) a material diminution in the Participant's base compensation; provided, however, that termination of the Participant's employment shall not be for Good Reason if the diminution in the Participant's base compensation is applied equally to all similarly situated employees; (ii) a change in the geographic location at which the Participant must perform the services; or (iii) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the obligations under the Plan with respect to the effect of a Change of Control on outstanding Awards.

(b)        Notwithstanding the foregoing, termination of the Participant's employment shall not be for Good Reason unless (i) the Participant notifies the Company or any successor in writing of the occurrence or existence of the event or condition that the Participant believes constitutes Good Reason within 90 days of the initial existence of such event or condition (which notice specifically identifies the event or condition), (ii) the Company or any successor fails to correct the event or condition so identified in all material respects within 30 days after the date on which it receives such notice (the "Remedial Period") and (iii) the Participant actually terminates employment within 30 days after the expiration of the Remedial Period and before the Company or any successor remedies the event or condition (even if after the end of the Remedial Period).  If the Participant terminates employment before the expiration of the Remedial Period or after the Company or any successor remedies the event or condition (even if after the end of the Remedial Period), then the Participant's termination shall not be considered to be for Good Reason.

"Grant Date" means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined for purposes of Section 422 of the Code or any successor provision.

"Incumbent Board" has the meaning set forth in "Change of Control."

"Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means a right to purchase Common Stock granted under Section 7.

"Option Expiration Date" means the last day of the maximum term of an Option.

"Parent Company" means a company or other entity which as a result of a Change of Control owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

"Participant" means any Eligible Person to whom an Award is granted.

"Performance Award" means an Award of Performance Shares or Performance Units granted under Section 10.

"Performance Criteria" has the meaning set forth in Section 15.2.

"Performance Period" means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.  The Compensation Committee may establish different Performance Periods for different Participants, and the Compensation Committee may establish concurrent or overlapping Performance Periods.

"Performance Share" means an Award of units denominated in shares of Common Stock granted under Section 10.1.

"Performance Unit" means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10.2.

"Plan" means the Intermec, Inc. 2008 Omnibus Incentive Plan, as amended from time to time.

''Related Company" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.  Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term "Related Company" shall have the meaning ascribed to the term "subsidiary" in Section 424(f) of the Code.

"Restricted Stock" means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.

"Restricted Stock Unit" means a Stock Unit subject to restrictions prescribed by the Committee.

"Section 162(m)" means Section 162(m) of the Code, or any successor provision thereto, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

"Section 409A" means Section 409A of the Code, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

"Securities Act" means the U.S. Securities Act of 1933, as amended from time to time.

"Stock Appreciation Right" or "SAR" means a right granted under Section 8.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

"Stock Award" means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

"Stock Unit," including a Restricted Stock Unit, means an Award denominated in units of Common Stock granted under Section 9.

"Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

"Successor Company" means the surviving company, the successor company or Parent Company, as applicable, in connection with a Change of Control.

"Termination of Service," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or for Cause.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be conclusive and binding.  Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award.  Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.  A Participant's change in status from an employee of the Company or a Related Company to a non-employee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a non-employee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.